Exhibit 99.1

 OneWater Marine Announces the Appointment of Greg Shell to its Board of Directors

BUFORD, GA., March 23, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) today announced the appointment of Greg Shell to the Company’s Board of Directors as an additional independent director, effective as of April 1, 2022. This appointment will increase the size of the Board from nine to ten directors, eight of whom are independent.

“We are delighted to welcome Greg to the Board of Directors. His capital markets experience, coupled with his governance and financial expertise that support growth acceleration will be incredibly valuable as we further advance OneWater’s strategy. At the same time, his expertise in effecting positive societal and environmental change will provide critical insight as we advance our environmental, social, and governance efforts,” said Mitchell Legler, OneWater’s Chairman of the Board. “With the addition of Greg, the breadth and depth of the Board will be stronger and more diverse than ever before, which we believe supports long-term value creation for our shareholders

Mr. Shell currently serves as Managing Director at Bain Capital, a position he has held since 2016. He has successfully raised and managed two vintages of the Double Impact fund that focuses on sustainability, health and wellness, and community building. Prior to Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo where he served as the Head of Americas, leading all investments in the U.S., Latin America, and Canada. In addition, Mr. Shell was the Lead Portfolio Manager of the Global Focused Equity Fund which is benchmarked to MSCI-ACWI, and co-managed a $4 billion foreign fund EAFE strategy and $1 billion small-cap International Equity Fund.

Mr. Shell currently serves on the Board of Directors for Eastern Bank, the largest independent, mutually owned bank in New England with over $11 billion in assets; Harvard Pilgrim, a leading not-for-profit health services company, and Fiduciary Trust, a private wealth management firm with $12 billion in assets. Mr. Shell completed his undergraduate education at the Massachusetts Institute of Technology and holds a Masters of Business Administration degree from Harvard Business School.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 75 retail locations, 9 distribution centers/warehouses and multiple online marketplaces in 16 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.